Exhibit 21.1
List of Subsidiaries of the Company (1)

AccuMED Corporation (Delaware)	Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)
AccuMED Holdings Corporation (Delaware)	Lear Corporation Engineering Hungary Kft. (Hungary)
Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Engineering Italy S.r.L. (Italy)
Arada Systems Private Limited (India)	Lear Corporation Engineering Poland Sp. z.o.o. (Poland)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Engineering Slovakia s.r.o. (Slovakia)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation France SAS (France)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation GmbH (Germany)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (69%)	Lear Corporation Gothenburg AB (Sweden)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Holdings Spain S.L. (Spain)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Hranice Czech Republic, s.r.o. (Czech Republic)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Cordelia Autoparts Sweden AB (Sweden)	Lear Corporation Ingenierie, S.A.S. (France)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Italia S.r.l. (Italy)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Japan K.K. (Japan)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Jarny, S.A.S. (France)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Loire, S.A.S. (France)
Eagle Ottawa China Ltd. (China)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Magnesio, S.A.U. (Spain)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Martorell, S.A.U. (Spain)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa Warrington Ltd. (United Kingdom)	Lear Corporation Pontevedra, S.A.U. (Spain)
Exact Orbit, Inc. (Delaware)	Lear Corporation Romania S.r.L. (Romania)
EXO Technologies, Ltd. (Israel)	Lear Corporation S.r.L. (Moldova)
eLumigen, LLC (Delaware) (48.81%)	Lear Corporation Seating France Feignies SAS (France)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Seating France SAS (France)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation Southeast Asia Co., Ltd. (Thailand)
Guilford Europe Limited (United Kingdom)	Lear Corporation Spain Alava, S.A.U. (Spain)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation UK Holdings Limited (United Kingdom)
Guilford Mills Europe Limited (United Kingdom)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guilford Mills Limited (United Kingdom)	Lear Corporation Valenca, Lda. (Portugal)
HB Polymer Company, LLC (Delaware) (10%)	Lear Corporation Vigo, S.A.U. (Spain)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
IMA Electrical Systems de Mexico, S de R.L. de C.V. (Mexico) (49%)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Industrias Lear de Argentina SrL (Argentina)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)

Exhibit 21.1
List of Subsidiaries of the Company (1)

Innoair Technologies Co., Ltd. (Taiwan)	Lear East European Operations S.a.r.l. (Luxembourg)
Insys - Interior Systems SA (Argentina) (5%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear European Holding S.L. (Spain)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Operations S.a.r.l. (Luxembourg)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear (China) Holding Limited (China)	Lear India Engineering, LLC (Delaware)
Lear Automotive (EEDS) Tunisia Sarl (Tunisia)	Lear International Operations (Luxembourg)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Korea Engineering, LLC (Delaware)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive India Private Limited (India)	Lear Morocco Engineering, LLC (Delaware)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear New Zealand Engineering, LLC (Delaware)
Lear Automotive Manufacturing, LLC (Delaware)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Morocco SAS (Morocco)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear Spain Engineering S.L. (Spain)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Canada (Canada)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada Investments ULC (Canada)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Midtown Invest, S.L. (Spain)
Lear China Engineering, LLC (Delaware)	MSeat Inc. (Korea) (.186%)
Lear Corporation (Mauritius) Limited (Mauritius)	OOO Lear (Russia)
Lear Corporation (Nottingham) Limited (United Kingdom)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Shanghai) Limited (China)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (SSD) Limited (United Kingodm)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation (UK) Limited (United Kingdom)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation (Vietnam) Limited (Vietnam)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Ara, S.A.U. (Spain)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation Ardasa, S.A.U. (Spain)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)
Lear Corporation Asientos S.L. (Spain)	Silk Theraputics, Inc. (Delaware) (7.7%)
Lear Corporation Belgium CVA (Belgium)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)

Exhibit 21.1
List of Subsidiaries of the Company (1)

Lear Corporation Beteiligungs GmbH (Germany)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation Canada ULC (Canada)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Tempronics, Inc. (Delaware) (11.8%)
Lear Corporation China Ltd. (Mauritius)	The Nanosteel Company, Inc. (Delaware) (3.76%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation EEDS and Interiors (Delaware)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Engineering Belgium BVBA (Belgium)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.